                                                                   EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File numbers 333-52555, 333-52557, 333-52559) of Tridex Corporation of our report dated April 13, 2000 relating to the financial statements, which appears in the 1999 Annual Report on Form 10-K.

PRICEWATERHOUSECOOPERS LLP

Hartford, Connecticut
April 14, 2000